                             Joint Filer Information

Name:                   EFS LF Holdings, LLC

Name:                   EFS Equity Holdings, LLC

Address:                800 Long Ridge Road
                        Stamford, Connecticut 06927

Designated Filer:       Aircraft Services Corporation

Issuer & Ticker Symbol:    Arc Logistics Partners LP (ARCX)

Date of Event Requiring Statement:  11/05/2013

                         Signatures of Reporting Persons

                            EFS Equity Holdings, LLC

                            By:Aircraft Services Corporation
                               its Managing Member

                               By:     /s/ Mark Mellana
                                  ----------------------------------------------
                                  Name: Mark Mellana
                                  Title:   Vice President

                            EFS LF Holdings, LLC

                            By:EFS Equity Holdings, LLC
                               its managing member

                               By:     /s/ Mark Mellana
                                  ----------------------------------------------
                                  Name: Mark Mellana
                                  Title:   Vice President